SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 17, 2005

The New York Times Company

(Exact name of Registrant as Specified in Its Charter)

New York	1-5837	13-1102020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

229 West 43d Street, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On March 17, 2005, The New York Times Company (the “Company”) issued $250 million aggregate principal amount of its 4.5% Notes Due 2010 (the “2010 Notes”) and $250 million aggregate principal amount of its 5.0% Notes Due 2015 (the “2015 Notes” and collectively with the 2010 Notes, the “Notes”).  The Notes were issued under an indenture with JPMorgan Chase Bank, N.A., (formerly known as Chemical Bank), as trustee (the “Trustee”), dated as of March 29, 1995 as supplemented by the First  Supplemental Indenture, dated as of August 21, 1998 and the Second Supplemental Indenture, dated as of July 26, 2002 (the “Indenture”), between the Company and the Trustee.

The Company received net proceeds of approximately $496 million from this offering, before offering expenses. The Company intends to use these proceeds for repayment of debt, the acquisition of About, Inc., general corporate purposes and other possible acquisitions.

The Company will pay interest on the Notes on March 15 and September 15 of each year, commencing on September 15, 2005. The 2010 Notes will mature on March 15, 2010. The 2015 Notes will mature on March 15, 2015. The Company may redeem the Notes in whole or in part at any time and from time to time under the terms provided in the Indenture at redemption prices as described in the Terms Agreement referred to below. The Notes were offered pursuant to a shelf registration statement that was declared effective on March 11, 2005 by the Securities and Exchange Commission.

The Indenture is incorporated by reference as an exhibit to this report as a material definitive agreement.  The Underwriting Agreement and Terms Agreement under which the Company sold the Notes are also filed as exhibits to this report.

The foregoing description is qualified in its entirety by reference to the Indenture, the Underwriting Agreement and Terms Agreement, copies of which are filed as exhibits to this report and are incorporated by reference herein.

Please refer to Item 2.01 for a description of the Guarantee.

ITEM 2.01.  Completion of Acquisition or Disposition of Assets

On March 18, 2005, the Company completed its purchase of About, Inc., an online consumer information provider on a wide variety of topics and interest areas, from PRIMEDIA Companies Inc.  The purchase price was $410 million, paid in cash and subject to a post-closing balance sheet adjustment.  The stock purchase agreement among the Company, PRIMEDIA Companies Inc. and PRIMEDIA Inc. was filed as an exhibit to a Form 8-K on March 10, 2005.  The guarantee of PRIMEDIA Inc. with respect to the obligations of PRIMEDIA Companies Inc. in favor of the Company (the "Guarantee"), which was executed and delivered on March 18, 2005, is attached as an exhibit to this Form 8-K.

The foregoing description of the Guarantee is qualified in its entirety by reference to the Guarantee, a copy of which is filed as an exhibit to this report.

ITEM 9.01  Financial Statements and Exhibits

(c) Exhibits

1.1	Underwriting Agreement of The New York Times Company.

1.2

Terms Agreement dated March 14, 2005, among The New York Times Company and J.P. Morgan Securities Inc., Banc of America Securities LLC and SunTrust Capital Markets, Inc., as representatives of the several Underwriters named therein.

4.1

Indenture, dated March 29, 1995, between The New York Times Company and JPMorgan Chase Bank, N.A., (formerly known as Chemical Bank), as trustee (incorporated by reference to Exhibit 4 to the Registrant’s registration statement on Form S-3 File No. 33-57403).

4.2

First Supplemental Indenture, dated August 21, 1998, between The New York Times Company and JPMorgan Chase Bank, N.A., (formerly known as Chemical Bank and The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-3 File No. 333-62023).

4.3

Second Supplemental Indenture, dated July 26, 2002, between The New York Times Company and JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form S-3 File No. 333-97199).

10.1	Guarantee of PRIMEDIA Inc. with respect to the obligations of PRIMEDIA Companies Inc. in favor of the Company dated March 18, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: March 18, 2005	By:	/s/ RHONDA L. BRAUER
Rhonda L. Brauer
Secretary and Senior Counsel

Exhibit List

Exhibit 1.1	Underwriting Agreement of The New York Times Company.

Exhibit 1.2

Terms Agreement dated March 14, 2005, among The New York Times Company and J.P. Morgan Securities Inc., Banc of America Securities LLC and SunTrust Capital Markets, Inc., as representatives of the several Underwriters named therein.

Exhibit 4.1

Indenture, dated March 29, 1995, between The New York Times Company and JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank), as trustee (incorporated by reference to Exhibit 4 to the Registrant’s registration statement on Form S-3 File No. 33-57403).

Exhibit 4.2

First Supplemental Indenture, dated August 21, 1998, between The New York Times Company and JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank and The Chase Manhattan Bank), as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-3 File No. 333-62023).

Exhibit 4.3

Second Supplemental Indenture, dated July 26, 2002, between The New York Times Company and JPMorgan Chase Bank, N.A., as trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s registration statement on Form S-3 File No. 333-97199).

Exhibit 10.1	Guarantee of PRIMEDIA Inc. with respect to the obligations of PRIMEDIA Companies Inc. in favor of the Company dated March 18, 2005.